EXHIBIT 10.22

         CONSULTING AGREEMENT BETWEEN ADSERO CORP. AND GREGORY BELZBERG

         This Consulting Agreement (the "Agreement") is made as of the 7th day of January, 2005 by and between Adsero Corp. (the "Company") and Gregory Belzberg, with an address at 2302-1383 Marinaside Cres, Vancouver, British Columbia, Canada, V6Z 2W9 (the "Consultant").

         WHEREAS, the Company wishes to engage Consultant to advise the Company and Consultant wishes to accept such engagement, all upon the terms and subject to the conditions contained in this Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual consideration and promises contained herein and intending to be bound, hereby agree as follows:

         1. Appointment. The Company hereby appoints Consultant, and Consultant agrees to serve as, consultant to the Company, all upon the terms, and subject to the conditions of this Agreement.

         2. Term. The term of this Agreement shall begin on the date first set forth above and shall continue until December 31, 2007.

         3. Duties of Consultant. Consultant carry out duties as outlined in the attached Schedule A. Consultant shall render such advice and assistance as the Company may reasonably request of him pursuant to such duties.

         4. Compensation. In consideration of, and in full payment for, entering into this Agreement, the Company shall pay Consultant a fee equal to 50,000 common shares ("Consulting Shares") of the Company. Consultant shall be responsible for all travel and other related expenses incurred by Consultant in connection with the performance of his consulting duties hereunder, unless otherwise consented to in writing in advance by the Company.

         5. Status as Independent Contractor. The parties intend and acknowledge that Consultant is acting as an independent contractor and not as an employee of the Company. Consultant shall have full discretion in determining the amount of time and activity to be devoted to rendering the services contemplated under this Agreement and the level of compensation to Consultant is not dependent upon any preordained time commitment or level of activity. The Company acknowledges that Consultant shall remain free to accept other consulting engagements of a like nature to the engagement under this Agreement. Consultant, however, hereby undertakes to notify the Company in writing of any engagement undertaken by Consultant that, in the view of Consultant, creates a conflict of interest with the Company's engagement of Consultant. Nothing in this Agreement shall be construed to create any

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partnership, joint venture or similar arrangement between the Company and
Consultant or to render either party responsible for any debts or liabilities of the other.

         6.       Confidentiality.

                  (a) Consultant acknowledges that in connection with the services to be rendered under this Agreement, Consultant may be provided with confidential business information of the Company.


Consultant agrees to keep any information or materials specifically designated in writing by a responsible officer of the Company as confidential (the "Confidential Information") in the strictest confidence and not to disclose or disseminate any such Confidential Information to any person, firm or other business entity except to those employees, consultants or other independent contractors of the Company or Consultant as shall be necessary or advisable for the carrying out of the purposes of this Agreement and who are under a similar obligation of confidentiality.

                  (b) The Company acknowledges that Consultant may, in rendering the services to be rendered hereunder, be utilizing materials that are proprietary to Consultant. The Company acknowledges that any such materials that are specifically designated in writing to the Company to be proprietary to Consultant will remain the property of Consultant and the Company will treat such materials as confidential information of Consultant and will not disclose or disseminate any such confidential information to any person, firm or other business entity except to those employees, consultants or other independent contractors of the Company or Consultant as shall be necessary or advisable for the carrying out of the purposes of this Agreement and who are under a similar obligation of confidentiality.

         7. Indemnification. The Company shall indemnify Consultant for any loss, damage, expenses, claims or other liabilities (including, without limitation, attorneys' fees) resulting from a breach or alleged breach of any of the representations and warranties of the Company, or the failure of the Company to perform any of its obligations, contained in this Agreement.

         8. Amendments, Modifications, Waivers, Etc. No amendment or modification to this Agreement, nor any waiver of any term or provision hereof, shall be effective unless it shall be in a writing signed by the party against whom such amendment, modification or waiver shall be sought to be enforced. No waiver of any term or provision shall be construed as a waiver of any other term or condition of this Agreement, nor shall it be effective as to any other instance unless specifically stated in a writing conforming with the provisions of this Paragraph 8.

         9. Successors and Assigns. This Agreement shall be enforceable against any successors in interest, if any, to the Company and Consultant. Neither the Company nor Consultant shall assign any of their respective rights or obligations hereunder without the written consent of the other in each instance.

         10. Notices. Any notices required or permitted to be given under this Agreement shall be effective upon receipt at the respective addresses in the recitals to this Agreement unless the address for notice to either party shall have been changed by a notice given in accordance with this Paragraph 10.

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         11.      Governing Law. This Agreement shall be governed by, and
construed in accordance with, the substantive laws of the State of New York for contracts executed and to be performed wholly within such state, without regard for principals of conflicts of laws.

         12. Registration. The Company will register the Consulting shares by including them in the next registration statement filed by the Company to register any securities of the Company.

         IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the date first above written.


ADSERO CORP.                                 GREGORY BELZBERG

By: /s/ William Smith____                    /s/ Gregory Belzberg
    ---------------------                    -----------------------------------
         Signatory                                    Signatory

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                                  SCHEDULE "A"

The services to be performed by the Consultant under this Agreement shall include the following tasks together with such other tasks as may be agreed upon by the Corporation and the Consultant in writing from time to time during the term of this Agreement and any extension thereof.

(a)  advising on general business matters of the Corporation;

(b) assisting the Corporation with, and providing insight into, legal, political and regulatory issues associated with advancing its objectives;

(c) attending industry conferences and promoting the Corporation's attendance at such conferences;

(d) liasing with principals or professionals for the implementation of the Corporation's objectives including those listed above;

(e) attending at meetings, when requested, with the directors and officers of the Corporation; and

(f) providing other services as and when requested by the Corporation from time to time.

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